EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statement Nos. 333-182635 and 333-186666 on Form S-8 of HomeTrust Bancshares, Inc. of our report dated September 13, 2013 relating to our audit of the consolidated financial statements of Jefferson Bancshares, Inc. for the year ended June 30, 2013 which report appears in the Form 8-K/A of HomeTrust Bancshares, Inc. dated August 8, 2014.

/s/ Craine, Thompson & Jones, P.C.

Morristown, Tennessee
August 8, 2014